Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-3990

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Properties Trust Announces Annual Meeting Results

Newton, MA (May 15, 2007): HRPT Properties Trust (NYSE: HRP) today announced the results of its annual meeting of shareholders held today, as follows:

Election of Trustee.   Patrick F. Donelan was elected a trustee to serve a three year term until the annual meeting in 2010.  The following is the preliminary tabulation of the percentage of eligible votes cast for the election of Mr. Donelan:

Percentage of Eligible
Trustee	Votes In Favor

Patrick F. Donelan	82.78%

Other Matters.   Five other substantive matters were considered at the meeting.  Three of these matters required a majority of eligible votes in favor to be adopted and two matters required seventy-five percent (75%) of eligible votes in favor to be adopted.  Two of these matters were approved and the other matters were not approved:

Percentage Of
Proposals Which	Eligible Votes In
Were Approved	Favor

An amendment to the
declaration of trust
to provide that any
shareholder who
violates the declaration
of trust or bylaws will
indemnify and hold
harmless the trust
from all costs and
damages (including
attorneys fees) arising
from the shareholder’s
violation.	74.88%

An amendment to the
declaration of trust
which will permit the
issuance of securities
which are redeemable
at the option of the
holders. [This
proposal required a
seventy-five percent
(75%) vote for
approval.]	81.27%

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock
Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Proposals Which Were	Percentage Of Eligible
Not Approved	Votes In Favor
An amendment to the
declaration of trust
to change the shareholder
vote necessary for
certain actions and to
permit the required
vote necessary to
elect trustees or
for certain other
actions to be set
in the bylaws.	22.71%

An amendment to the
declaration of trust
to authorize the board
to divide or combine
outstanding shares
without a
shareholder vote.	20.53%

Amendments to the
declaration of trust
to change the required
shareholder vote for
amendments to the
declaration, to
approve business
combinations or for
termination of the
trust. [This proposal
required a seventy-
five percent (75%)
vote for approval.]	18.70%

HRPT Properties Trust is a real estate investment trust headquartered in Newton, MA which primarily owns office and industrial properties located throughout the United States, including 18 million square feet of leased industrial lands on Oahu, Hawaii.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HRPT’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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